Exhibit 10.12

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”) is made and entered into as of the 27th day of November, 2002, by and between Randy S. Bayne, an individual, Harry L. Bayne, an individual, and BACO International, a Texas corporation, as pledgors (herein jointly and severally called the “Grantor”), and SMH Varitek LLC, a Delaware limited liability company, as pledgee and secured party (“Secured Party”).

Recitals

WHEREAS, the Grantor owns, beneficially and of record, approximately 37.65% of the issued and outstanding shares of capital stock of Varitek Industries, Inc., a Texas corporation (the “Company”), as set forth on the attached Exhibit A; and

WHEREAS, the Grantor has requested that Secured Party make a loan in the principal amount of $1,500,000 to the Company pursuant to the terms of the promissory note of even date herewith (the “Note”); and

WHEREAS, to induce Secured Party to make the loan and to secure the repayment of the Note, the Grantor has agreed to execute and deliver this Agreement to Secured Party.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees with Secured Party as follows:

ARTICLE 1

Rules of Construction and Definitions

SECTION 1.1 Rules of Construction. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) Words of masculine, feminine or neuter gender include the correlative words of other genders. Singular terms include the plural as well as the singular, and vice versa.

(b) All references herein to designated Articles, Sections and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and subdivisions hereof and the Exhibits annexed hereto unless expressly otherwise designated in context. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and do not limit or describe the scope or intent of, or in any way affect, this Agreement.

(c) The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(d) The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision or Exhibit.

(e) All Recitals set forth in, and all Exhibits to, this Agreement are hereby incorporated in this Agreement by reference.

(f) No inference in favor of or against any party shall be drawn from the fact that such party or such party’s counsel has drafted any portion hereof.

(g) All references in this Agreement to a separate instrument are to such separate instrument as the same may be amended, restated, modified or supplemented from time to time pursuant to the applicable provisions thereof.

SECTION 1.2 Definitions. As used in this Agreement, capitalized terms that are not otherwise defined herein shall have the respective meanings defined for them in the Note and the following terms are defined as follows:

(a) Unless otherwise defined herein, terms used in this Agreement that are defined in Article 9 of the Texas Uniform Commercial Code have the meanings defined for them therein.

(b) “Additional Stock” is defined in Section 2.1.

(c) “Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas.

(d) “Default Rate” means a rate of interest equal to 8% per annum or the maximum rate per annum permitted by law, whichever is less.

(e) “Event of Default” is defined in Section 4.1. An Event of Default “exists” if the same has occurred and is continuing.

(f) “Governmental Authority” means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

(g) “Lien” means any mortgage, pledge, assignment, charge, encumbrance, lien, security title, security interest or other preferential arrangement.

(h) “Loan Documents” means, collectively, the Note, this Agreement, the Security Agreement and the Stockholders’ Agreement.

(i) “Permitted Encumbrances” means any Liens and other matters affecting title to the Property that are described in Exhibit B.

(j) “Person” (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

(k) “Pledged Stock” is defined in Section 2.1.

(l) “Property” is defined in Section 2.1.

(m) “Secured Obligations” means, collectively, (i) all indebtedness evidenced by the Note, (ii) all obligations of Company now or hereafter created under the Security Agreement, (iii) all other obligations, if any, described or referred to in any other place in this Agreement, and (iv) any and all sums and the interest which accrues on them as provided in this Agreement which Secured Party may advance or which Grantor may owe Secured Party pursuant to this Agreement on account of Grantor’s failure to keep, observe or perform any of Grantor’s covenants under this Agreement.

(n) “Security Agreement” means the Security Agreement dated concurrently herewith from Company in favor of Secured Party.

(o) “Stockholders’ Agreement” means the Stockholders’ Agreement dated concurrently herewith among Grantor, Company and Secured Party.

ARTICLE 2

Security Agreement

SECTION 2.1 Pledge of Property. As security for the Secured Obligations, the Grantor hereby grants to Secured Party a security interest in, and assigns, transfers, conveys, pledges and hypothecates to Secured Party, all of the Grantor’s right, title and interest in and to the following (collectively, the “Property”): (i) the stock described in Exhibit A and all proceeds thereof (the “Stock”), (ii) any additional shares of the capital stock of the Company, of whatever class or description acquired by Grantor by exchange or replacement at any time after the date hereof (the “Additional Stock”), (iii) any stock or other securities issued in exchange or replacement for the Stock or Additional Stock (which, together with the Stock and Additional Stock, is herein called the “Pledged Stock”), (iv) all proceeds of any of the foregoing, and (v) all dividends (cash or otherwise), rights to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalizations or rearrangements, stock rights, rights to subscribe, voting rights and rights to receive securities.

SECTION 2.2 Delivery of Certificates. No later than December 3, 2002, Grantor shall deliver to Secured Party the stock certificates evidencing the Stock, as described in Exhibit A, together with separate assignments thereof in the form of the attached Exhibit C, to be held by Secured Party upon the terms and conditions set forth in this Agreement. Immediately upon Grantor’s receipt thereof, the Grantor shall deliver to Secured Party certificates evidencing the Additional Shares registered in the name of the Grantor, together with executed separate assignments thereof, to be held by Secured Party under this Agreement.

SECTION 2.3 Dividends and Other Distributions. Unless an Event of Default exists, all cash dividends paid on the Pledged Stock shall be paid to the Grantor, except that all cash dividends payable on the Pledged Stock that are determined by Secured Party in its reasonable discretion to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to Secured Party and retained by it as Property. Secured Party shall also be entitled to receive directly and to retain as Property:

(a) all stock and other securities or property (other than cash) paid or distributed with respect to the Pledged Stock by way of dividend;

(b) all stock and other securities or property (including cash) paid or distributed with respect to the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar or other corporate rearrangement; and

(c) all stock and other securities or property (including cash) that may be paid or distributed with respect to the Pledged Stock by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

SECTION 2.4 Voting While No Event of Default. Unless an Event of Default exists, the Grantor shall have the right to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications with respect to the Property and otherwise act with respect thereto. During the existence of an Event of Default, Secured Party shall have the right (but shall not be obligated to exercise such right) to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications with respect to the Property and otherwise act with respect thereto and all such rights of the Grantor to vote and to give consents, waivers and ratifications shall cease; provided, however, for each Event of Default that specifically provides for notice from Secured Party to Grantor, Grantor shall have the rights described in this Section 2.4 until such time as such notice has been given.

ARTICLE 3

Representations, Warranties and Covenants

SECTION 3.1 Representations and Warranties. Each Grantor represents and warrants to Secured Party that (a) subject to Permitted Encumbrances, the Grantor is the holder of record and sole beneficial owner of the Stock owned by him as set forth on Exhibit A (which is fully issued and non-assessable), free of Liens and adverse claims of any kind, except Permitted Encumbrances; (b) the Grantor has a good right to grant to Secured Party the Liens in the Stock purported to be granted under this Agreement; (c) no consent, authorization or other action by, and no notice to or filing with, any other person (including any stockholder, partner or creditor of the Grantor and any Governmental Authority) is required for (i) the execution and delivery of this Agreement by the Grantor, (ii) the granting to Secured Party of the Liens on the Property under this Agreement, or (iii) the exercise by Secured Party of the rights, powers and remedies granted to it under this Agreement, except as may be required in connection with any disposition by Secured Party of the Property under laws affecting the offering and sale of securities generally,(d) such Grantor has full power, authority and capacity to enter into this Agreement and to perform and comply with all covenants and obligations contained herein, (e) this Agreement has been duly executed and delivered by such Grantor and constitutes the legal, valid and binding obligations of such Grantor, enforceable against such Grantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (f) neither the execution and delivery of this Agreement by such Grantor, nor the performance by such Grantor of his obligations hereunder, will (i) with or without the giving of notice or the lapse of time or both, conflict with or result in a breach of any terms or provisions of, or result in the creation or imposition of any lien, claim, charge or encumbrance upon any of such Grantor’s Stock under any material agreements or other instrument, or (ii) violate any applicable law, rule, regulation, judgment, decree or order of any court or governmental instrumentality, and (g) the value of the consideration received and to be received by such Grantor is reasonably worth at least as much as the liability and obligation of such Grantor incurred or arising under this Agreement and all related papers and arrangements, and such Grantor has determined that such liability and obligation may reasonably be expected to substantially benefit Grantor directly or indirectly.

SECTION 3.2 Encumbrances and Dispositions. The Grantor shall not (a) encumber any of the Property, or permit any of the Property to be encumbered, with any kind of Lien, other than Permitted Encumbrances, or (b) sell, transfer or dispose of, or grant any option or warrant with respect to, any of the Property.

SECTION 3.3 Taxes and Assessments. The Grantor shall pay when due all taxes, assessments and other charges levied or assessed against any of the Property, and all other claims that are or may become Liens against any of the Property, except any that are Permitted Encumbrances.

SECTION 3.4 Further Assurances. At the Grantor’s cost and expense, upon request of Secured Party, the Grantor shall (i) duly execute and deliver, or cause to be duly executed and delivered, to Secured Party such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Secured Party or its counsel to perfect, preserve and protect the validity of the Liens of Secured Party in the Property and to carry out more effectively the provisions and purposes of this Agreement, and (ii) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof.

SECTION 3.5 Attorney-in-Fact. The Grantor hereby constitutes and appoints Secured Party, or any other person whom Secured Party may designate, as the Grantor’s attorney-in-fact, at the Grantor’s sole cost and expense, effective upon the existence of any Event of Default, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in Secured Party’s discretion to take any action (a) that the Grantor has agreed, but has failed, to take under this Agreement, (b) that Secured Party in its sole discretion deems necessary or advisable to maintain, preserve or protect the security intended to be afforded by this Agreement, or (c) that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement and the other Loan Documents.

SECTION 3.6 Performance of Grantor’s Obligations. If Grantor should fail to comply with any of its agreements, covenants or obligations under this Agreement or any other Loan Document, then Secured Party (in Grantor’s name or in Secured Party’s own name) may perform them or cause them to be performed for Grantor’s account and at Grantor’s expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Secured Party shall be Grantor’s obligations to Secured Party due and payable on demand, and each shall bear interest from the date Secured Party pays it until the date Grantor repays it to Secured Party at the Default Rate.

ARTICLE 4

Events of Default

SECTION 4.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any governmental requirement):

(a) any representation or warranty made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect as of the time made; or

(b) Either Grantor fails to perform, observe or comply with-or defaults under-any of the terms, covenants, conditions or provisions of this Agreement unless the failure or default is fully cured within 10 calendar days after Secured Party has given such Grantor written notice thereof (provided, however, that in no event shall Secured Party be required to provide notice with respect to any violation of Sections 2.2, 2.3 and 3.2 hereof and such violation shall immediately constitute an Event of Default hereunder); or

(c) the filing of any petition by any Grantor under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against either Grantor, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; or the appointment of a trustee or receiver for all or any assets of either Grantor, unless such appointment is vacated or dismissed within 60 days from the date of such appointment; or

(d) an adjudication that either Grantor is insolvent or bankrupt; or

(e) either Grantor shall claim—or any court shall find or rule—that Secured Party does not have a valid lien on the Property or any other security which may have been provided by such Grantor; or

(f) any default, event of default or similar event (however denominated) shall occur under any of the other Loan Documents and shall continue beyond any applicable cure periods.

ARTICLE 5

Remedies

SECTION 5.1 Remedies. If an Event of Default exists, Secured Party shall have the option of declaring, without notice to any person, all Secured Obligations to be immediately due and payable, and shall have the right to exercise all of the rights, powers and remedies vested in it by this Agreement and applicable law (including all rights of a secured party under Article 9 of the Texas Uniform Commercial Code) for the protection and enforcement of its rights with respect to the Property, including the rights:

(a) to receive all amounts payable with respect to the Property otherwise payable to the Grantor under Section 2.3;

(b) to transfer all or any part of the Pledged Stock into Secured Party’s name or the name of its nominee and to cause new certificates to be issued in the name of such transferee;

(c) to vote all or any part of the Pledged Stock, whether or not transferred into the name of Secured Party or its nominee, and to give all consents, waivers and ratifications with respect to the Property and otherwise act with respect thereto as though Secured Party were the outright owner thereof (the Grantor hereby irrevocably constituting and appointing Secured Party the proxy and attorney-in-fact of the Grantor, with full power of substitution, to do so);

(d) to settle, adjust, compromise and arrange all accounts, controversies, claims and demands in relation to any Property;

(e) to execute all contracts, agreements, documents and instruments, to bring, defend and abandon all actions and proceedings, and to take all other actions, in relation to any Property as Secured Party in its sole discretion may determine; and

(f) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Property, or any interest therein, at any public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices, in one or more parcels, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived by the Grantor), for cash, on credit, or for other property, for immediate or future delivery without any assumption of credit risk, and for such prices and on such terms as Secured Party in its sole discretion may deem to be commercially reasonable. Secured Party shall not be obligated to make any sale of Property regardless of notice having been given. Secured Party may adjourn any sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Secured Party shall not be liable for any failure to collect or realize upon any Property or for any delay in so doing, or shall it be obligated to take any action whatsoever with respect thereto.

SECTION 5.2 Non-Public Sale. If at any time when Secured Party shall determine to exercise its right to sell all or any of the Pledged Stock and other securities pursuant to Section 5.1, such Pledged Stock and other securities or the part thereof to be sold shall not for any reason be effectively registered under the Securities Act of 1933, as then in effect, Secured Party may, in its sole discretion, sell such Pledged Stock and other securities or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event Secured Party, in its sole discretion (a) may proceed to make such private sale notwithstanding that a registration statement registering any such Pledged Stock shall have been filed under such Securities Act, (b) may approach and negotiate with as few as one possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of any such Pledged Stock and who will satisfy such other conditions as at such time may be required for lawful nonpublic sale. In the event of any such sale, Secured Party shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which Secured Party, in its sole discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration.

SECTION 5.3 Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Property in its possession if it takes such reasonable actions for that purpose as the Grantor shall request in writing, but Secured Party shall have sole power to determine whether such actions are reasonable. Any omission to do any act not requested by the Grantor shall not be deemed a failure to exercise reasonable care.

SECTION 5.4 Application of Proceeds. The net cash proceeds resulting from the exercise of any of the rights and remedies of Secured Party under this Agreement, after deducting all charges, expenses, costs and attorneys’ fees relating thereto, including any and all costs and expenses referred to in Section 6.2, shall be applied by Secured Party to the payment of the Obligations, whether due or to become due, in such order and in such proportions as Secured Party may elect; and the Company shall remain liable to Secured Party for any deficiency.

SECTION 5.5 Additional Security, etc. Without notice to or consent of the Grantor, and without impairment of the Liens and rights created by this Agreement, Secured Party may accept from the Grantor or any other Person, additional security for the Obligations. Neither the giving of this Agreement nor the acceptance of any such additional security shall prevent Secured Party from resorting first to any such additional security, or first to the Liens created by this Agreement, without affecting the Liens and rights of Secured Party under this Agreement.

SECTION 5.6 Remedies Cumulative. The rights and remedies of Secured Party under this Agreement are cumulative and not exclusive of any other rights or remedies now or hereafter existing at law or in equity.

SECTION 5.7 Waiver by Grantor. To the full extent Grantor may do so, each Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and each Grantor, for such Grantor, such Grantor’s heirs, devisees, executors, administrators, personal representatives, successors, receivers, trustees and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby WAIVES and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or to declare due the whole of the Secured Obligations, notice of election to mature or to declare due the whole of the Secured Obligations and all rights to a marshaling of the assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

SECTION 5.8 Lifting of Stay. In the event that either Grantor or any other obligor under the Loan Documents is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Secured Party is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents against the security for the Secured Obligations, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Grantor hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Secured Party to lift such stay. Grantor expressly acknowledges that the security for the Secured Obligations is not now and will never be necessary to any plan of reorganization of any type.

ARTICLE 6

Miscellaneous

SECTION 6.1 Notices.

(a) Any request, demand, authorization, direction, notice, consent or other document provided or permitted by this Agreement shall be given in the manner, and shall be effective at the time, provided in Section 9 of that certain Stockholders’ Agreement dated of even date herewith executed by the Grantor in favor of Secured Party.

(b) Five Business Days’ written notice to the Grantor as provided above shall constitute reasonable notification to the Grantor when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five Business Days’ notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

SECTION 6.2 Expenses. The Grantor shall pay, promptly on demand, all costs and expenses, including the fees and disbursements of counsel to Secured Party, incurred by Secured Party in connection with (a) the enforcement of this Agreement, (b) the custody and preservation of the Property, (c) the protection or perfection of Secured Party’s rights and interests under this Agreement in the Property, (d) the exercise by or on behalf of Secured Party of any of its rights, powers or remedies under this Agreement, and (e) the prosecution or defense of any action or proceeding by or against Secured Party, the Grantor, or any one or more of them, concerning any matter related to this Agreement, any of the Property or the Note. All such amounts shall be included in the obligations secured hereby. The obligations under this Section 6.2 shall survive the payment in full of the Note and the termination of this Agreement.

SECTION 6.3 Heirs, Successors and Assigns. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party, except that the Grantor may not assign or transfer this Agreement without the prior written consent of Secured Party and Secured Party only may assign this Agreement in connection with the sale or other transfer of the Note; and all covenants and agreements of the Grantor contained in this Agreement shall bind the Grantor’s heirs, successors and assigns and shall inure to the benefit of the successors and assigns of Secured Party.

SECTION 6.4 Joint and Several Liability. If the Grantor is comprised of more than one person, all of the Grantor’s representations, warranties, covenants and agreements under this Agreement shall be joint and several and shall be binding on and enforceable against either, any or all of the persons comprising the Grantor. If any one or more of the persons comprising the Grantor is in default, Secured Party may exercise its remedies on default against all of the Persons comprising the Grantor.

SECTION 6.5 Independent Obligations. The Grantor agrees that each of the obligations of the Grantor to Secured Party under this Agreement may be enforced against the Grantor without the necessity of joining any other holders of Liens in any Property or any other person, as a party.

SECTION 6.6 Governing Law. This Agreement shall be deemed to be a contract governed by and construed under the laws of the State of Texas and the execution and delivery of this Agreement and the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas and to the extent applicable or governing, the laws of the United States of America.

SECTION 6.7 Date of Agreement. The date of this Agreement is intended as a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed and delivered on that date.

SECTION 6.8 Separability Clause. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to extent of such invalidity or unenforceability and shall not affect the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

SECTION 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 6.10 No Oral Agreements. This Agreement is the final expression of the agreement between the parties hereto, and this Agreement may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Agreement and there is no unwritten oral agreement between the parties hereto in existence.

SECTION 6.11 Waiver and Election. The exercise by Secured Party of any option given under this Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of Secured Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of the Note, nor consent to any departure by the Grantor therefrom, shall be effective unless in writing and signed by an authorized officer of Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 6.12 No Obligations of Secured Party; Indemnification. Secured Party does not by virtue of this Agreement or any of the transactions contemplated by the Note assume any duties, liabilities or obligations with respect to any of the Property unless expressly assumed by Secured Party under a separate agreement in writing, and this Agreement shall not be deemed to confer on Secured Party any duties or obligations that would make Secured Party directly or derivatively liable for any person’s negligent, reckless or willful conduct. The Grantor agrees to indemnify and hold Secured Party harmless against and with respect to any damage, claim, action, loss, cost, expense, liability, penalty or interest (including attorney’s fees) and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments directly or indirectly resulting from, occurring in connection with, or arising out of: (a) any inaccurate representation made by the Grantor in this Agreement; (b) any breach of any of the warranties or obligations of the Grantor under this Agreement; and (c) the Property, or the Liens of Secured Party thereon. The provisions of this Section 6.12 shall survive the payment of the Note in full and the termination, satisfaction, release (in whole or in part) and foreclosure of this Agreement.

SECTION 6.13 Rights, Liens and Obligations Absolute. All rights of Secured Party hereunder, all Liens granted to Secured Party hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional and shall not be affected by (a) any lack of validity or enforceability as to any other person of the Note, (b) any change in the time, manner or place of payment of, or any other term of the Note, (c) any amendment or waiver of any of the provisions of the Note as to any other person, and (d) any exchange, release or non-perfection of any other collateral or any release, termination or waiver of any guaranty, for the Note.

SECTION 6.14 Termination. This Agreement and Secured Party’s Liens in the Property hereunder shall terminate upon the repayment in full of the Note or the conversion of the Note in accordance with its terms.

SECTION 6.15 Reinstatement. This Agreement, the obligations of the Grantor hereunder, and the Liens, rights, powers and remedies of Secured Party hereunder, shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any amount applied to the payment of any of the obligations under the Note is rescinded or must otherwise be restored or returned to the Grantor or any other person (or paid to the creditors of any of them, or to any custodian, receiver, trustee or other officer with similar powers with respect to any of them, or with respect to any part of their property) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or any such person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with respect to any of them, or with respect to any part of their property, or otherwise, all as though such payment had not been made.

SECTION 6.16 Submission to Jurisdiction. The Grantor irrevocably (a) acknowledges that this Agreement will be accepted by Secured Party and performed by the Grantor in the State of Texas; (b) submits to the jurisdiction of each state or federal court sitting in Harris County, Texas (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this Agreement to enforce the arbitration provisions hereof or, if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Agreement (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that the Grantor may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Grantor and may be enforced in any other court to the jurisdiction of which the Grantor is subject, by a suit upon such judgment; (e) consents to the service of process on the Grantor in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Grantor at the Grantor’s address designated in or pursuant to Section 6.1; and (f) agrees that service in accordance with Section 6.16(e) shall in every respect be effective and binding on the Grantor to the same extent as though served on the Grantor in person by a person duly authorized to serve such process. Nothing in this Section 6.16 shall limit or restrict Secured Party’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 6.17 Arbitration. This Agreement incorporates by reference requirements for arbitration of disputes set forth in the Stockholders’ Agreement dated of even date herewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SECURED PARTY

SMH VARITEK LLC

By:	/s/ RICHARD C. WEBB
Name:	Richard C. Webb
Title:

GRANTOR

/s/ RANDY S. BAYNE
Randy S. Bayne

/s/ HARRY L. BAYNE
Harry L. Bayne

/s/ HARRY L. BAYNE
BACO International
By:	Harry L. Bayne, President

Acknowledged and agreed

by the Grantors’ spouses:

/s/ MEGAN BAYNE

/s/ PENNY BAYNE

Exhibit A

Stock Owned by Grantors

Common Stock

The share information reflects the 1 for 8 split of common stock effected on December 28, 2001. The share information for Randy S. Bayne and the total number of outstanding shares of common stock of the Company reflects the cancellation of 939,083 shares previously issued in lieu of compensation.

Stockholder	Certificate No.	Date Issued	No. of Shares
Randy S. Bayne	1018	6/1/98	3,125*
Randy S. Bayne	1755	9/22/00	1,250*
Harry L. Bayne	1516	9/24/98	54,838*
Harry L. Bayne	1518	9/24/98	125,000*
Harry L. Bayne	1519	9/24/98	125,000*
Harry L. Bayne	1523	9/24/98	125,000**
Harry L. Bayne	1524	9/24/98	125,000
Harry L. Bayne	1525	9/24/98	125,000
Harry L. Bayne	1526	9/24/98	125,000
Harry L. Bayne	1527	9/24/98	125,000
Harry L. Bayne	1528	9/24/98	125,000
Harry L. Bayne	1529	9/24/98	100,000
Harry L. Bayne	1530	9/24/98	125,000
BACO International	—	—	444,416
Total			1,728,629
Total Outstanding			4,591,812

Preferred Stock

Stockholder	Certificate No.	Date Issued	No. of Shares
Harry L. Bayne	A-2	3/20/02	25
Total			25
Total Outstanding			25

*	These shares are being transferred to Secured Party pursuant to Section 7 of the Stockholders’ Agreement.

**	A portion of these shares are being transferred to Secured Party pursuant to Section 7 of the Stockholders’ Agreement.

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Exhibit B

Permitted Encumbrances

None.

Exhibit C

Form of Stock Power and Power of Attorney

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                         ,              shares of no par value common stock of Varitek Industries, Inc., a Texas corporation, said shares standing in the name of the undersigned, and represented by Certificate(s) No.             , and the undersigned does hereby irrevocably constitute and appoint                                      attorney to transfer said stock on the books of the issuer thereof with full power of substitution in the premises.

Dated effective:  November 27, 2002

Name:

Principal address:

I,                     , the                      of Varitek Industries, Inc., hereby guarantee the above-signature of                     .

Printed name:

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